Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Tradewinds Value Opportunities Fund a Series of Nuveen Investment Trust (the Trust )
811-07619

A special meeting of shareholders was held in the offices of Nuveen Investments on November 8, 2016;
at this meeting the shareholders were asked to approve a new sub-advisory agreement and to approve an Agreement and Plan of Reorganization. The meeting was subsequently adjourned to November 30, 2016 and December 29, 2016.


The results of the votes at the December meeting are as follows:

To approve an Agreement and
Plan of Reorganization.

   For
             3,302,783
   Against
                193,993
   Abstain
                206,740
      Total
             3,703,516


To approve a new sub-advisory
agreement

   For
             3,319,729
   Against
                190,121
   Abstain
                193,666
   Total
             3,703,516

Proxy materials are herein incorporated by reference to the SEC filing on September 21, 2016, under Conformed Submission Type N-14/A, accession number 0001193125-16-715050.